SUBSIDIARY GUARANTEE


          SUBSIDIARY GUARANTEE (this "Subsidiary Guarantee"), dated as of
March 11, 198, is executed by each of the Guarantors listed on the signature pages hereof (collectively the "Guarantors"), for the benefit of BANKERS TRUST COMPANY, as administrative agent (the "Administrative Agent") under the Loan Agreement (as defined below) and each Lender named therein (collectively, the "Lenders"). Capitalized terms used but not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement.


                                   RECITALS :
                                   --------


          WHEREAS, it is a condition to the effectiveness of that certain Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), dated as of March 11, 1998, among FRED MEYER, INC., as borrower (the "Borrower"), the Lenders, the Administrative Agent and The Chase Manhattan Bank, as Syndication Agent, that the Guarantors execute and deliver this Subsidiary Guarantee; and

          WHEREAS, it is in the best interests of the Guarantors to execute this Guarantee inasmuch as the Guarantors will derive substantial benefits from the transactions contemplated by the Loan Agreement.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

          1. Each Guarantor hereby jointly, severally, irrevocably and unconditionally guarantees:

               (a) the full and prompt payment when due (whether at maturity, by optional or mandatory prepayment, upon acceleration or otherwise) of the principal and interest payable on the Loans;

               (b) the payment of all other obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the

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                                                           SUBSIDIARY GUARANTEE

     Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506 (b), would become due) of the Borrower now existing or hereafter incurred under, arising out of, or in connection with the Loan Agreement;

               (c) the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Loan Agreement;

               (d) the payment of all sums advanced by the Lenders under or pursuant hereto, with interest thereon from the due date thereof, until paid, at the rate specified in Section 2.13(c) of the Loan Agreement; and

               (e) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the foregoing (all such principal, premiums, interest, obligations, indebtedness, performance, compliance and payments, collectively, the "Guaranteed Obligations").

          All payments by the Guarantors under this Subsidiary Guarantee shall be made on the same basis as payments by the Borrower under Section 2.17 of the Loan Agreement.

          This guarantee is a primary obligation of each Guarantor and is a guarantee of payment, and not merely of collection.

          2. The Lenders may, at any time and from time to time, without the consent of, or notice to, the Guarantors, without incurring responsibility to the Guarantors and without impairing or releasing the obligations of the Guarantors hereunder, upon or without any terms or conditions and in whole or in part:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;


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                                                           SUBSIDIARY GUARANTEE

               (c) exercise or refrain from exercising any rights against the Borrower, any other Guarantor or others, or otherwise act or refrain from acting;

               (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Lenders and the Guarantors;

               (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liabilities or liabilities of the Borrower remain unpaid;

               (f) consent to or waive any breach of, or any act, omission or default under, the Loan Agreement, or otherwise amend, modify or supplement the Loan Agreement;

               (g) act or fail to act in any manner referred to in this Subsidiary Guarantee which may deprive the Guarantors of their right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Subsidiary Guarantee.

               3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guarantee of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor or by any other Person, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to the application of payment by the Borrower or any other Person; (b) any other continuing or other guarantee, undertaking or maximum liability of a Guarantor or of any other Person as to the indebtedness of the Borrower; (c) any payment on or in reduction of any such other guarantee or undertaking; (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower; (e) any payment made to any Lender in respect of the Guaranteed Obligations which any Lender repays the Borrower or any Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding; (f) any action or inaction by any of the Lenders as contemplated by Section 2 hereof; or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed

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                                                           SUBSIDIARY GUARANTEE

Obligations or any security therefor. Notwithstanding the foregoing, each of the Guarantors agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, as though such payment had not been made.

          4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower, and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions.

          5. In order to induce the Lenders to make Loans pursuant to the Loan Agreement, each Guarantor makes the following representations, warranties and agreements:

          5.1 Such Guarantor (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where failure to so qualify does not have a Material Adverse Effect with respect to such Guarantor.

          5.2 Such Guarantor has the corporate power to execute, deliver and perform the terms and provisions of this Subsidiary Guarantee and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Subsidiary Guarantee. Such Guarantor has duly executed and delivered this Subsidiary Guarantee, and this Subsidiary Guarantee constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          5.3 Neither the execution, delivery or performance by such Guarantor of this Subsidiary Guarantee, nor compliance by any with the terms and provisions hereof, (a) will contravene any provision of any law, statute, rule or

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                                                           SUBSIDIARY GUARANTEE

regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the Certificate of Incorporation, Articles of Incorporation (as applicable) or By-Laws of such Guarantor.

          5.4 No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery and performance of this Subsidiary Guarantee or (b) the legality, validity, binding effect or enforceability of this Subsidiary Guarantee.

          5.5 There are no actions, suits or proceedings pending or, to the best knowledge of such Guarantor, threatened that are reasonably likely to have a Material Adverse Effect with respect to such Guarantor.

          5.6 All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Subsidiary Guarantor in writing to the Administrative Agent (including, without limitation, all information contained herein) for purposes of or in connection with this Subsidiary Guarantee or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Guarantor in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          5.7 Such Guarantor has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Such Guarantor has paid, or has provided adequate reserves (in the good faith judgment of the management of the Subsidiary Guarantor) for the payment of, all federal and state income taxes

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                                                           SUBSIDIARY GUARANTEE

applicable for all prior fiscal years and for the current fiscal year to the date hereof, if any.

          5.8 On the date hereof, all outstanding shares of capital stock of such Guarantor have been duly and validly issued, are fully paid and non-assessable. Such Guarantor has no outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          5.9 Such Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

          5.10 Such Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.11 Such Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.12 Such Guarantor has good and marketable title to, or valid leasehold interests in, all its properties and assets. Such Guarantor is in compliance in all respects with all obligations under all leases to which it is a party, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect. All such leases are in full force and effect and such Guarantor enjoys peaceful and undisturbed possession under all such leases, except where the lack of force or effect or the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have a Material Adverse Effect.

          5.13 No event has occurred or has failed to occur which, with the giving of notice, lapse of time or both, would constitute an event of default, default, violation or breach of or under any indenture, mortgage, deed of trust, franchise or other agreement or instrument to which such Guarantor is a party or by which such Guarantor or any of its properties or assets may be bound.


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                                                           SUBSIDIARY GUARANTEE

          6. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of this Subsidiary Guarantee:

          6.1 Except as otherwise permitted under the Loan Agreement, it will maintain its existence and rights as a corporation in full force and effect so long as this Subsidiary Guarantee is outstanding, and will perform all of its obligations under the terms of each indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument by which it is bound.

          6.2 It will, at any time and from time to time, upon the request of a Lender and at such Guarantor's expense, promptly and duly execute and deliver or cause to be executed and delivered any and all further instruments and documents and take such further action as such Lender may reasonably request to effect the purposes of this Subsidiary Guarantee.

          7. This Subsidiary Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Lender in exercising any right, power or privilege hereunder and no course of dealing between any Guarantor and any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Lender would otherwise have. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender to any other or further action in any circumstances without notice or demand.

          8. This Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns.

          9. This Subsidiary Guarantee will terminate upon the occurrence of all of the following: (a) the Commitments have expired and been terminated; (b) the principal and interest on each Loan and all fees, indemnities, costs, expenses and other amounts payable under the Loan Agreement shall have been paid in full, without respect to any termination of the Loan Agreement; (c) all Letters of Credit shall have expired or terminated; and (d) all LC Disbursements shall have been paid in full. Neither this Subsidiary Guarantee nor any provision hereof may be changed,

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                                                           SUBSIDIARY GUARANTEE

waived, discharged or terminated except as provided in Section 9.2 of the Loan Agreement.

          10. Each Guarantor acknowledges that an executed (or conformed) copy of the Loan Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          11. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 9.1 of the Loan Agreement, provided that, for this purpose, the address of each Guarantor shall be in care of the Borrower or as otherwise specified in writing by any Guarantor to each of the parties to this Subsidiary Guarantee.

          12. If claim is ever made upon any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of the Loan Agreement or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including each Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of such Guarantor against any Lender shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

          14. Each Guarantor confirms that it is the intention of all parties to the Loan Agreement that neither the guarantee by such Guarantor pursuant to this Subsidiary Guarantee nor any liability or payment by it hereunder shall (i) render such Guarantor "insolvent," or (ii) constitute a fraudulent transfer or conveyance, or (iii) constitute a transaction at an undervalue or preference, or
(iv) give rise to any similar or analogous event, thing or circumstance, in each case, for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent

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                                                           SUBSIDIARY GUARANTEE

Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Lenders and each Guarantor hereby irrevocably agree that the Guaranteed Obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guaranteed Obligations of such other Guarantor under this Guarantee, result in the Guaranteed Obligations of such Guarantor hereunder neither rendering the Guarantor "insolvent" nor constituting such fraudulent transfer or conveyance, such transaction at an undervalue or preference or such other event, thing or circumstance, in each case, under any such law.

          15. This Subsidiary Guarantee and the rights and obligations of the Lenders and each Guarantor hereunder shall be construed in accordance with and governed by the law of the State of New York.

          15.1 Any legal action or proceeding with respect to this Subsidiary Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

          15.2 Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 5 days after such mailing. Nothing herein shall affect the right of any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

          15.3 Each Guarantor hereby irrevocably waives any objection it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Subsidiary Guarantee brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          16. Each Guarantor hereby:

               (a) waives any right to require any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or

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                                                           SUBSIDIARY GUARANTEE

     exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Lenders' power whatsoever;

               (b) waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, the absence of any other party in any proceeding or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations;

               (c) agrees that the Lenders may, at their election, foreclose on any security held by them by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder, and waives any defense arising out of any such election by the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other party or any security;

               (d) waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Subsidiary Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness;

               (e) assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower, and of all other circumstances bearing upon the risk of non-payment of the Guaranteed Obligations and the nature, scope and extent of the risks such Guarantor assumes and incurs hereunder, and agrees that the Lenders shall have no duty to advise the Guarantors of information known to it regarding such circumstances or risks;

               (f) so long as any of the Guaranteed Obligations remain unpaid, each Guarantor hereby agrees that it will not claim and hereby irrevocably waives for such period all rights of subrogation it may at any time otherwise have as a result of this Subsidiary Guarantee (whether contractual, under

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                                                           SUBSIDIARY GUARANTEE

     Section 509 of the United States Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the Guaranteed Obligations (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party it may at any time otherwise have as a result of this Subsidiary Guarantee;

               (g) waives any right to enforce any other remedy that the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of Guaranteed Obligations; and

               (h) waives all claims (as such term is defined in the United States Bankruptcy Code) it may at any time otherwise have against the Borrower arising from any transaction whatsoever, including, without limitation, its right to assert or enforce any such claims.

Each Guarantor warrants and agrees that each of the waivers set forth in this Subsidiary Guarantee is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

          17. Any rights of any Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or to receive any payment from Borrower shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment of the Guaranteed Obligations and any obligations under the Other Corporate Loan Documents. The Guarantors shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Guaranteed Obligations and any obligations under the Other Corporate Loan Documents have been paid and performed in full and any such sums received in violation of this Guarantee shall be received by the Guarantors in trust for the Administrative Agent and the Lenders.

          18. In order to provide for just and equitable contribution among the Guarantors, the Guarantor agrees, that in the event any payment or distribution is made by any other Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors, including the Guarantor, in a pro rata amount based on the Adjusted Net Assets of

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                                                           SUBSIDIARY GUARANTEE

each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Obligations of the Borrower, and the Guarantor agrees (i) to cooperate with the other Guarantors to determine whether such contributions are required and (ii) to make such contribution, if the Guarantors agree that such contribution is required by the Guarantor. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor subject to a Subordination Agreement)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts, excluding debt in respect of the Guaranty of such Guarantor, as they become absolute and matured.


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                                                           SUBSIDIARY GUARANTEE

          IN WITNESS WHEREOF, each Guarantor has caused this Subsidiary Guarantee to be executed and delivered as of the date first above written.


                     Fred Meyer Stores, Inc.
                     Roundup Co.
                     Fred Meyer of Alaska, Inc.
                     Fred Meyer of California, Inc.
                     Distribution Trucking Company
                     B & B Stores, Inc.
                     B&B Pharmacy, Inc.
                     CB&S Advertising Agency, Inc.
                     FM Holding Corporation.
                     Grand Central, Inc.
                     F M Retail Services, Inc.
                     Fred Meyer Jewelers, Inc.
                     Merksamer Jewelers, Inc.
                     FM Inc.
                     J H Properties, Inc.
                     Compare, Inc.
                     Richie's, Inc.
                     Quality Food Centers, Inc.
                     Hughes Markets, Inc.
                     Hughes Realty, Inc.
                     KU Acquisition Corporation
                     Second Story, Inc.
                     Quality Food, Inc.
                     Quality Food Holdings, Inc.
                     QFC Sub, Inc.
                     Natur Glo, Inc.
                     Western Property Investment Group, Inc.


                             ROGER A. COOKE
                         By: ------------------------------
                       Name: Roger A. Cooke
                      Title: Vice President and Secretary

                                                           SUBSIDIARY GUARANTEE

                     Smith's Food & Drug Centers, Inc.
                     Smith's Beverage of Wyoming
                     Smitty's Supermarkets, Inc.
                     Smitty's Super Valu, Inc.
                     Saint Lawrence Holding Company
                     Smitty's Equipment Leasing, Inc.
                     Food 4 Less Holdngs, Inc.
                     Ralphs Gorcery Company
                     Falley's, Inc.
                     Cala Co.
                     Bay Area Warehouse Stores, Inc.
                     Cala Foods, Inc.
                     Bell Markets, Inc.
                     Food 4 Less of Southern California, Inc.
                     Alpha Beta Company
                     Food 4 Less GM, Inc.
                     Food 4 Less Merchandising, Inc.
                     Food 4 Less of California, Inc.
                     Crawford Stores, Inc.


                             ROGER A. COOKE
                     All By: ------------------------------
                       Name: Roger A. Cooke
                      Title: Vice President and Secretary

                                                           SUBSIDIARY GUARANTEE

                     Treasure Valley Land Company, L.C.

                     By Smith's Food and Drug Centers, Inc., member


                             ROGER A. COOKE
                         By: ------------------------------
                       Name: Roger A. Cooke
                      Title: Vice President and Secretary